Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Conor Murphy
(212) 578-7788
METLIFE PROVIDES INFORMATION REGARDING
ITS COMMERCIAL MORTGAGE-BACKED SECURITIES HOLDINGS
AND COMMERCIAL MORTGAGE WHOLE LOANS
NEW YORK, November 19, 2008 — MetLife, Inc. (NYSE: MET) today issued the following information about its commercial mortgage-backed securities (CMBS) and commercial mortgage whole loans as of September 30, 2008. The company is providing this information in light of the increasing volatility in the CMBS indices (CMBX), which is due to a number of factors, including two commercial mortgages within CMBX 5 that have been reported as likely to default.
MetLife continues to have a well diversified, high quality investment portfolio. The company’s portfolio is structured to tolerate a downturn in commercial real estate fundamentals and MetLife remains very well positioned to fulfill its obligations.
In response to aggressive underwriting and weak deal structures that characterized the market beginning in 2005, MetLife focused on the highest credit quality and older vintage CMBS securities and on the origination of moderate and low leveraged commercial whole loans. The company believes it is important to distinguish between the CMBX and holders of individual securities.
Commercial Mortgage-Backed Securities
MetLife holds approximately $15.9 billion of CMBS, of which over 95% is rated AAA/AA. 78% are from 2005 and earlier vintages that benefit from stronger underwriting, property value appreciation and a proven payment record by the underlying borrowers. Of the remaining 22%, 15% are 2006 vintages and 7% are 2007. Over 90% of 2006 and 2007 holdings are super senior and senior AAA, with average credit enhancement of approximately 30%, about double the credit enhancement required for AAA securities.
MetLife has no direct exposure to the commercial mortgage-backed index (CMBX) or any other CMBS related derivatives. The company also does not have exposure to the two underlying commercial mortgages within CMBX 5 that have been reported as likely to default. MetLife’s exposure to deals included in the CMBX indices is small — for example, deals in the 2007 indices, CMBX 4 and CMBX 5, comprise around 1% of MetLife’s CMBS portfolio, which are virtually all super senior and senior AAA deals. In addition, less than 1% of MetLife’s CMBS portfolio is in commercial real estate collateralized debt obligations (CRE CDOs), 90% of which are rated AAA/AA.
Commercial Mortgage Whole Loans
MetLife has a $35.9 billion commercial mortgage portfolio with an average loan-to-value (LTV) of 57% based on the company’s most recent valuations. 8% of the portfolio has an LTV above 75%, including only 2% above 80%.
These mortgages are originated directly by MetLife and the company focuses on higher quality properties in strong markets. As of September 30, 2008, delinquent mortgages (payments 60 days past due) amounted to less than $2 million. The average debt service ratio on the company’s commercial mortgage portfolio is 1.8 times, with only 1.5% of this portfolio below one times.
MetLife has low refinance risk within the portfolio. Less than 8% of the company’s loans mature during the remainder of 2008 and through 2009.
MetLife will discuss both of these portfolios in further detail at the company’s December 8, 2008 Investor Day meeting.
Celebrating 140 years, MetLife, Inc. is a leading provider of insurance and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its domestic and international subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, please visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.
Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (“SEC”). These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets; (iii) uncertainty about the effectiveness of the U.S. government’s plan to purchase large amounts of illiquid, mortgage-backed and other securities from financial institutions; (iv) the impairment of other financial institutions; (v) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vi) exposure to financial and capital market risk; (vii) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect the company’s ability to raise capital and generate fee income and market-related revenue; (viii) defaults on the company’s mortgage and consumer loans; (ix) investment losses and defaults, and changes to investment valuations; (x) market value impairments to illiquid assets; (xi) unanticipated changes in industry trends; (xii) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors and for personnel; (xiii) discrepancies between actual claims experience and assumptions used in setting prices for the company’s products and establishing the liabilities for the company’s obligations for future policy benefits and claims; (xiv) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xv) ineffectiveness of risk management policies and procedures; (xvi) catastrophe losses; (xvii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xviii) downgrades in MetLife’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xix) economic, political, currency and other risks relating to the company’s international operations; (xx) regulatory, legislative or tax changes that may affect the cost of, or demand for, the company’s products or services; (xxi) changes in accounting standards, practices and/or policies; (xxii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxiii) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xxiv) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xxv) MetLife’s ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; (xxvi) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; and (xxvii) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
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